Exhibit 3
                                    AGREEMENT


         This Agreement (this "AGREEMENT") is dated March 20, 1997 and is by and among the Concorde Career Colleges, Inc. ("CONCORDE"), Cahill, Warnock Strategic Partners Fund, L.P. ("PARTNERS"), Strategic Associates, L.P. ("ASSOCIATES"), Jack L. Brozman, The Estate of Robert F. Brozman, the Robert F. Brozman Trust under Agreement dated 12/28/89 (collectively, "BROZMAN") and James R. Seward ("SEWARD") and relates to the Stockholders' Agreement dated as of February 25, 1997 by and among Concorde, Partners, Associates and Brozman (the "AGREEMENT"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

                                    RECITALS

         WHEREAS, Seward desires to purchase 1,838 shares (the "SEWARD SHARES") of Concorde's Class B Convertible Preferred Stock, par value $0.10 per share (the "PREFERRED STOCK");

         WHEREAS, as a condition to such purchase of the Seward Shares, the other parties hereto (the "OTHER PARTIES") desire Seward to have the rights and obligations provided by certain provisions of the Agreement, and Seward desires to have such rights and be bound by such obligations, on the terms and conditions hereof.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. RESTRICTION ON TRANSFER. With respect only to the Seward Shares, Seward shall be subject and entitled to, and shall comply with and be bound by, the provisions of Article 4 of the Agreement, as if Seward was a "Securityholder" and the Seward Shares were "Shares" as defined in the Agreement.

         2. REGISTRATION RIGHTS. With respect only to the Seward Shares, Seward shall be subject and entitled to, and shall comply with and be bound by, the provisions of Article 5 (except for Section 5.2(a)) of the Agreement, as if Seward was a "Preferred Stock Holder".

         3. MISCELLANEOUS. With respect only to the Seward Shares and the application of the Agreement to Seward and the Seward Shares as provided hereby, Seward shall be subject and entitled to, and shall comply with and be bound by, the provisions of Article 9 of the Agreement.

         4. AGREEMENT REMAINS IN FORCE. Except as specifically amended hereby, all of the provisions, terms and conditions of the Agreement shall remain in full force and effect.

                        [signatures follow on next page]

         IN WITNESS WHEREOF, the parties have executed this Agreement by persons thereunto duly authorized as of the date fist written above.


                                      CONCORDE CAREER COLLEGES, INC.

                                      By: /s/ Jack L. Brozman
                                          --------------------------
                                          Jack L. Brozman
                                            President


                                      CAHILL, WARNOCK STRATEGIC
                                      PARTNERS FUND, L.P.

                                    By: Cahill, Warnock Strategic Partners, L.P.
                                      its general partner

                                               By: /s/ David L. Warnock
                                                   -----------------------------
                                                   David L. Warnock
                                                     A General Partner


                                      STRATEGIC ASSOCIATES, L.P.

                                      By:  Cahill, Warnock & Company, LLC,
                                      its general partner

                                            By: /s/ David L. Warnock
                                                    ------------------------
                                                    David L. Warnock
                                                    Managing Member

                                      /s/ Jack L. Brozman
                                      ---------------------------
                                      Jack L. Brozman

                                      ESTATE OF ROBERT F. BROZMAN

                                      By: /s/ Jack L. Brozman
                                          -----------------------
                                            Jack L. Brozman
                                            Executor

                                      ROBERT F. BROZMAN TRUST UTA 12/28/89

                                      By:  /s/ Jack L. Brozman
                                           ----------------------
                                             Jack L. Brozman
                                             Trustee

                                      /s/ James R. Seward
                                      ------------------------
                                      James R. Seward